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                                                                    EXHIBIT 23.1




              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Long-Term Incentive Plan of our report dated April 21, 1998, with respect to the consolidated financial statements and schedules of Quantum Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                         ERNST & YOUNG L.L.P.
Palo Alto, California
June 26, 1998